EXHIBIT 3.6

                                     BY-LAWS

                                       OF

                            COMVERSE TECHNOLOGY, INC.

                          AMENDED AS OF MARCH 11, 2003

                            (A New York Corporation)


                                    ARTICLE I

                                     OFFICES

                Section 1. The principal office of the Corporation shall be located in the State of New York.

                Section 2. The Corporation may also have offices at such other places, both within and without the State of New York, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                Section 1. All meetings of stockholders for the election of directors shall be held at such place within or without the State of New York as may be fixed from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

                Section 2. Annual meetings of stockholders shall be held on such date and at such time as may be fixed from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof, at which the stockholders entitled to vote shall elect, by a plurality vote, a Board of Directors, and transact such other business as may properly be brought before the meeting.

                Section 3. Special meetings of stockholders may be held at such time and place within or without the State of New York as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                Section 4. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board of Directors, the President, the Board of Directors or the holders of not less than a majority of all the shares entitled to vote at the meeting.

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                Section 5. Written notice of every meeting of stockholders, stating the purpose or purposes for which the meeting is called and the date and time and the place where it is to be held, shall be served not less than ten nor more than fifty days before the meeting, either personally or by mail, upon each stockholder entitled to vote at such meeting and upon each stockholder of record who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised if such action were taken, and shall be sent by telegram, telex or facsimile transmission simultaneously to all members of the Board of Directors. If mailed, such notice shall be deemed given when deposited in the mail directed to a stockholder at his address as it shall appear on the books of the Corporation unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

                Section 6. The business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

                                   ARTICLE III

                           QUORUM AND VOTING OF STOCK

                Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to a vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted on the original date of the meeting.

                Section 2. If a quorum is present, the affirmative vote of holders of a majority of the shares of stock represented at the meeting and entitled to vote shall be the act of the stockholders, unless the vote of a greater or lesser number of shares of stock is required by law or the certificate of incorporation or pursuant to Article II, Section 2, above.

                Section 3. Each outstanding share of stock having voting power shall entitle the holder thereof to one vote on each matter submitted to a vote at a meeting of stockholders. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact.


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                Section 4. The Board of Directors in advance of any
stockholders' meeting may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a stockholders' meeting may, and, on the request of any stockholder entitled to vote thereat, shall, appoint one or more inspectors. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

                Section 5. Whenever stockholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares.

                                   ARTICLE IV

                                    DIRECTORS

                Section 1. The Board of Directors of the Corporation shall consist of such number of directors, not less than three nor more than eleven, as shall be fixed from time to time by resolution of the Board. The number of directors constituting the entire Board may be changed from time to time by resolution adopted by the Board of Directors, provided no decrease made in such number shall shorten the term of any incumbent director.

                Section 2. Directors shall be at least eighteen years of age and need not be residents of the State of New York nor stockholders of the Corporation. The directors, other than the first Board of Directors, shall be elected at the annual meeting of the stockholders and, except as hereinafter provided, each director elected shall serve until the next succeeding annual meeting of stockholders and until his successor shall have been elected and qualified. The first Board of Directors shall hold office until the first annual meeting of stockholders.

                Section 3. Any or all of the directors may be removed, with or without cause, at any time by the vote of the stockholders at a special meeting of stockholders called for that purpose. Any director may be removed for cause by the action of the directors at a special meeting of the Board of Directors called for that purpose.

                Section 4. Vacancies and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority vote of the directors in office, although less than a quorum, or by election by the stockholders at any meeting thereof. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office. A director elected to fill a newly created directorship shall serve until the next annual meeting of stockholders and until his successor shall have been elected and qualified.


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                Section 5. The business affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                Section 6. The directors may keep the books of the Corporation, except such as are required by law to be kept within the State, outside the State of New York, at such place or places as they may from time to time determine.

                Section 7. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

                                    ARTICLE V

                       MEETINGS OF THE BOARD OF DIRECTORS

                Section 1. Meetings of the Board of Directors, regular or special, may be held either within or without the State of New York, at such places as the Board may from time to time determine.

                Section 2. Regular meetings of the Board of Directors may be held without notice at such time as the Board may from time to time determine. Special meetings of the Board of Directors may be called by the President or the Chairman of the Board of Directors, and shall be called by the President, the Chairman of the Board of Directors or the Secretary on the written request of a majority of the Board of Directors. Notice of special meetings of the Board of Directors shall be given personally, by mail or by telegram, to each director at least eight days prior to the date fixed for meeting, provided that, if notice is given by the Chairman of the Board of Directors and the President, acting jointly, notice shall be given at least three days prior to the date fixed for meeting.

                Section 3. Notice of a meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

                Section 4. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business unless a greater or lesser number is required by law or by the certificate of incorporation; provided that, if either the President or the Chairman of the Board of Directors is not in attendance at a meeting, and has not waived notice thereof, a quorum shall not be deemed present, and the meeting shall be adjourned for a period, not less than five nor more than ten days, on notice to all members of the Board of


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Directors, at which adjourned meeting the presence of a majority of the entire
Board of Directors shall constitute a quorum, regardless of the presence of either or both of the Chairman of the Board and the President. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by law or by the certificate of incorporation. If a quorum shall not be present at any meeting of directors, subject to the first sentence hereof, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                Section 5. Any action required or permitted to be taken by the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors, or the committee, consent in writing to the adoption of a resolution authorizing the action. Any such resolution and the written consents thereto by the members of the Board of Directors or the committee shall be filed with the minutes of the proceedings of the Board of Directors or the committee.

                Section 6. Any one or more members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE VI

                      COMMITTEES OF THE BOARD OF DIRECTORS

                Section 1. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate, from among its members, an Executive Committee, an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, and other committees, each consisting of two or more directors, and each of which, to the extent provided in the applicable resolution, shall have all the authority of the Board to the fullest extent permitted by law. Vacancies in the membership of each committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. All committees created by the Board shall keep regular minutes of their proceedings and report the same to the Board at the regular meeting of the Board immediately subsequent to any such committee proceeding.

                               EXECUTIVE COMMITTEE

                Section 2. The Executive Committee shall include the Chairman of the Board of Directors who shall act as Chairman of such committee, and such other directors as may be designated from time to time by the Board of Directors. The Executive Committee shall have and may exercise all of the powers and authority of the Board of Directors in the oversight of the management of the business and affairs of the Corporation.


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                                 AUDIT COMMITTEE

                Section 3. The Audit Committee shall consist solely of Independent Directors of the Board. To the extent not inconsistent with any Securities and Exchange Commission regulations and applicable stock market listing requirements, an Independent Director means a director who:

o has not been employed by the Corporation in an executive capacity within the last five years;

o is not, and is not affiliated with a company that is, an adviser or consultant to the Corporation or a member of the Corporation's senior management;

o is not affiliated with a significant customer or supplier of the Corporation;

o has no personal services contract(s) with the Corporation, or a member of the Corporation's senior management;

o is not affiliated with a not-for-profit entity that receives significant contributions from the Corporation;

o within the last five years, has not had any business relationship with the Corporation (other than service as a director) for which the Corporation has been required to make disclosure under Regulation S-K of the Securities and Exchange Commission;

o is not employed by a public company at which an executive officer of the Corporation serves as a director;

o has not had any of the relationships described above with any affiliate of the Corporation; and

o    is not a member of the immediate family of any person described above.

The Audit Committee shall: (i) recommend to the Board of Directors each year a firm of independent accountants to be the auditors of the Corporation for the ensuing fiscal year; (ii) review and discuss with the auditors and report to the Board of Directors thereon, prior to the annual meeting of stockholders, the plan and results of the annual audit of the Corporation; (iii) review and discuss with the auditors their independence, fees, functions and responsibilities, the internal auditing, control, and accounting systems of the Corporation and other related matters as the Audit Committee from time to time deems necessary or desirable and evaluate such control functions; and (iv) perform such other duties as may from time to time be assigned by the Board of Directors with respect to matters related to the Corporation's accounting and finances, including without limitation, related to the Corporation's accounting systems and internal controls.

                             COMPENSATION COMMITTEE

                Section 4. The Compensation Committee shall consist solely of Independent Directors of the Board. The Compensation Committee shall: (i) make recommendations to the Board of Directors regarding the Corporation's various


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incentive compensation and benefit plans; (ii) determine salaries for the executive officers and incentive compensation for employees; (iii) administer the issuance of stock options under the Corporation's stock option plans and such other compensation plans as may be assigned by the Board of Directors from time to time; and (iv) perform such other duties as may from time to time be assigned by the Board of Directors with respect to compensation.

                  CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

                Section 5. The Corporate Governance and Nominating Committee shall consist solely of Independent Directors of the Board. The Corporate Governance and Nominating Committee shall assist the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders and investment community by (i) identifying individuals qualified to serve as directors and by selecting, or recommending that the Board of Directors select, the nominees for all directorships, whether such directorships are filled by the Board of Directors or the shareholders, (ii) developing and recommending to the Board of Directors a set of corporate governance guidelines and principles,
(iii) reviewing, on a regular basis, the overall corporate governance of the Corporation and recommending improvements when necessary and (iv) perform such other duties as may from time to time be assigned by the Board of Directors with respect to corporate governance.

                                   ARTICLE VII

                                     NOTICES

                Section 1. Whenever, under applicable law or the provisions of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, telex or facsimile transmission, and shall be given by telegram, telex or facsimile transmission simultaneously to each director to whom notice is sent by mail.

                Section 2. Whenever any notice of a meeting is required to be given under applicable law or the provisions of the certificate of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.



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                                 ARTICLE VIII

                                    OFFICERS

                Section 1. The Board of Directors shall appoint the officers of the Corporation, which may include a President, one or more Vice-Presidents, a Secretary and a Treasurer, and such other officers and agents as the Board of Directors may from time to time deem proper.

                Section 2. The officers of the Corporation, unless removed by the Board of Directors as herein provided, shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                                    PRESIDENT

                Section 3. The President shall, subject to the control of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

                                 VICE-PRESIDENTS

                Section 4. A Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the President.

                       SECRETARY AND ASSISTANT SECRETARIES

                Section 5. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for any committee appointed by the Board when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by signature of the Secretary or by the signature of such Assistant Secretary. The Board of Directors may give the general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer's signature.

                Section 6. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the


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duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                       TREASURER AND ASSISTANT TREASURERS

                Section 7. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

                Section 8. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President, the Chairman of the Board of Directors and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all the transactions performed as Treasurer and of the financial condition of the Corporation.

                Section 9. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such office and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under the Treasurer's control belonging to the Corporation.

                Section 10. The Assistant Treasurer, or, if there shall more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE IX

                                 INDEMNIFICATION

                Section 1. The Corporation shall indemnify and advance the expenses of each person to the full extent permitted by the New York Business Corporation Law (the "BCL") as the same now exists or may hereafter be amended.

                Section 2. The indemnification and advancement of expenses granted pursuant to this Article IX shall not be exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, when authorized by (i) a resolution of shareholders,
(ii) a resolution of directors, or (iii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of


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any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Nothing contained in this Article IX shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

                Section 3. No amendment, modification or rescission of this
Article IX shall be effective to limit any person's right to indemnification with respect to any alleged cause of action that accrues or other incident or matter that occurs prior to the date on which such modification, amendment or rescission is adopted.

                                    ARTICLE X

                             CERTIFICATE FOR SHARES

                Section 1. Every holder of shares of stock in the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation. Such certificates shall be numbered and entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the Chairman of the Board or the President, and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof. When the Corporation is authorized to issue sharers of more than one class, there shall be set forth upon the face or back of the certificate a statement that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences, and limitations of the shares of each class authorized to be issued, and, if the Corporation is authorized to issue any class of preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed, and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

                Section 2. The signatures of the officers of the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

                                LOST CERTIFICATES

                Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate theretofore issued by


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the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate has been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

                               TRANSFERS OF SHARES

                Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the Corporation.

                               FIXING RECORD DATE

                Section 5. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors shall fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than fifty nor less than ten days before the date of any meeting nor more than fifty days prior to any other action. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

                Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall be entitled to hold liable for calls and assessments a person registered on its books as the owner, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of New York.

                              LIST OF STOCKHOLDERS

                Section 7. A list of stockholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting upon the request thereat or prior thereto of any Stockholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall


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require such list of stockholders to be projected as evidence of the right of the persons challenged to vote at such meeting and all persons who appear from such list to be stockholders entitled to vote thereat may vote at such meeting.

                                   ARTICLE XI

                               GENERAL PROVISIONS

                                    DIVIDENDS

                Section 1. Subject to the provisions of the certificate of incorporation relating thereto, if any, dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in shares of the capital stock or in the Corporation's bonds or its property, including the shares or bonds of other Corporations, subject to any provisions of law and of the certificate of incorporation.

                Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall deem to be in the best interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

                Section 3. All checks or demands for money and notes of the Corporation shall be signed by the Chairman of the Board of Directors, the President and/or such other officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   FISCAL YEAR

                Section 4. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                      SEAL

                Section 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, New York." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.



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                                   ARTICLE XII

                                   AMENDMENTS

                Section 1. These by-laws may be amended or repealed or new by-laws may be adopted by majority vote at any regular or special meeting of stockholders at which a quorum is present or represented, provided notice of the proposed alteration, amendment or repeal shall have been contained in the notice of such meeting.

                Section 2. Subject to the by-laws adopted by the stockholders, these by-laws may be amended by the affirmative vote of a majority of the Board of Directors, at any regular meeting, or at any special meeting of the Board if notice of the proposed amendment shall have been given. If any by-law regulating an impending election of directors is adopted or amended or repealed by the Board, there shall be set forth in the notice of the next meeting of the stockholders for the election of directors the by-law so adopted or amended or repealed together with a concise statement of the changes made. The directors may repeal by-laws passed by them but may not repeal the by-laws passed by the stockholders.



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